UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 14, 2022
Summit Midstream Partners, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35666	45-5200503
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
910 Louisiana Street, Suite 4200
Houston, TX 77002
(Address of principal executive office) (Zip Code)
(Registrant’s telephone number, including area code): (832) 413-4770
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	SMLP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.
On November 14, 2022, Summit Midstream Holdings, LLC, a Delaware limited liability company (“Summit Holdings”), and Summit Midstream Finance Corp., a Delaware corporation (together with Summit Holdings, the “Co-Issuers”), which are subsidiaries of Summit Midstream Partners, LP (the “Partnership”), issued $85,000,000 aggregate principal amount of 8.500% Senior Secured Second Lien Notes due 2026 at a price of 99.26% of their face value (the “Notes”) to certain purchasers pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).
Indenture
The Co-Issuers issued the Notes pursuant to an indenture (the “Indenture”), dated as of November 14, 2022, by and among the Co-Issuers, the Partnership, any other Restricted Subsidiary (as defined in the Indenture) of the Partnership that provides a Notes Guarantee (as defined in the Indenture) and Regions Bank, as trustee (the “Trustee”) and collateral agent, setting forth specific terms applicable to the Notes. The Notes will mature on October 15, 2026; provided that, if the outstanding amount of the Co-Issuers’ 5.75% Senior Notes due 2025 (the “2025 Notes”) (or any refinancing indebtedness in respect thereof that has a final maturity on or prior to the date that is 91 days after the Initial Maturity Date (as defined in the Indenture)) is greater than or equal to $50.0 million on January 14, 2025, which is 91 days prior to the scheduled maturity date of the 2025 Notes, then the Notes will mature on January 14, 2025. The Notes will pay interest semi-annually on April 15 and October 15 of each year, and will be jointly and severally guaranteed, on a senior second-priority secured basis, by the Partnership and each restricted subsidiary of the Partnership (other than the Co-Issuers) that is an obligor under the Partnership’s existing $400.0 million asset-based revolving credit facility (the “ABL Facility”), under the 2025 Notes or under the Co-Issuers’ 8.50% Senior Secured Second Lien Notes due 2026 (the “2026 Notes”) issued in connection with the Indenture dated as of November 2, 2021, by and among the Co-Issuers, the subsidiaries of Summit Holdings party thereto, the Partnership and Regions Bank, as trustee and collateral agent.
At any time prior to October 15, 2023, the Co-Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes (including any additional notes) issued under the Indenture at a redemption price of 108.500% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the redemption date, in an amount not greater than the net cash proceeds of certain equity offerings by the Partnership, provided that: (i) at least 65% of the initial aggregate principal amount of the Notes (including any additional notes) remains outstanding immediately after the occurrence of such redemption (excluding notes held by the Partnership and its subsidiaries); and (ii) the redemption occurs within 180 days of the date of the closing of each such equity offering by the Partnership. On and after October 15, 2023, the Co-Issuers may redeem all or part of the Notes at redemption prices (expressed as percentages of principal amount) equal to (a) 104.250% for the twelve-month period beginning October 15, 2023, (b) 102.125% for the twelve-month period beginning October 15, 2024; and (c) 100.000% for the twelve-month period beginning on October 15, 2025 and at any time thereafter, in each case plus accrued and unpaid interest, if any, to, but not including, the redemption date. In certain circumstances, the Co-Issuers will be required to offer to purchase the Notes with excess proceeds from asset sales, excess cash flow and upon the occurrence of certain change of control events.
Upon the occurrence of the earlier of (i) the date that is 120 calendar days after October 14, 2022 (provided that such date may be extended for customary cure periods for up to 30 days and further extended up to 180 days pursuant to applicable waiting periods and any extensions thereof under the Hart-Scott-Rodino Antitrust Improvements Act of 1976) (the “Acquisition Termination Date”), if the Partnership’s planned acquisitions of natural gas gathering and processing systems, a crude oil gathering system, freshwater rights, and a subsurface freshwater delivery system in the DJ Basin from Outrigger Energy II LLC and Sterling Investment Holdings LLC (the “Acquisitions”) have not been completed or (ii) such date as the Co-Issuers determine in their sole discretion that the Acquisitions cannot be completed, the Co-Issuers shall send a notice of redemption and redeem all outstanding Notes at a redemption price equal to 99.26% plus accrued and unpaid interest in accordance with the terms of the Indenture (the “Special Redemption”).
If the Acquisitions have occurred prior to the Acquisition Termination Date, the Co-Issuers shall send a notice of redemption and redeem all of the Notes then outstanding at a redemption price equal to 100% of the aggregate principal amount thereof (the “Mandatory Exchange Redemption”). The consideration paid to each holder on the date of the Mandatory Exchange Redemption to redeem the Notes shall consist only of additional 2026 Notes issued by the Co-Issuers in exchange for a like principal amount of Notes. On or after the date of the Mandatory Exchange Redemption, interest will cease to accrue on the Notes called for redemption and the Notes and the Indenture will be deemed to have been satisfied and discharged in full upon receipt of such consideration.
The Indenture restricts the Partnership’s and its Restricted Subsidiaries’ ability and the ability of certain of their subsidiaries to: (i) incur additional debt or issue preferred stock; (ii) make distributions, repurchase equity or redeem junior lien, unsecured or subordinated debt; (iii) make payments on junior lien, unsecured or subordinated indebtedness; (iv) create liens or other encumbrances; (v) make investments, loans or other guarantees; (vi) engage in transactions with affiliates; and (viii) make acquisitions or merge or consolidate with another entity. These covenants are subject both to a number of important exceptions and qualifications. At any time when the Notes are rated investment grade by at least two of Moody’s Investors Service, Inc., S&P Global, Inc. or Fitch Ratings, Inc., no default under the Indenture has occurred and is continuing, many of these covenants will terminate.

The Indenture contains certain events of default customary for instruments of this type.
In the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization with respect to either Co-Issuer, the Partnership, and certain significant subsidiaries of the Partnership, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.
The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Collateral Agreement
On November 14, 2022, the Co-Issuers, as pledgors and grantors, entered into, in connection with the Indenture, a Collateral Agreement (Second Lien), with the Partnership, as a pledgor, each subsidiary guarantor listed therein and Regions Bank, as collateral agent (the “Collateral Agreement”). Pursuant to the Collateral Agreement, the obligations under the Indenture are generally secured by a second priority lien on and security interest in (i) all equity interests owned by any pledgor, other than certain excluded assets, (ii) the debt securities owned by such pledgors, including all promissory notes and other instruments, (iii) payments of principal or interest, dividends, cash, instruments and other property received or otherwise distributed in respect of such equity interests or debt securities, (iv) all rights and privileges to such equity interests, debt securities and other property and (v) all proceeds of any and all of these foregoing items.
The foregoing description of the Collateral Agreement does not purport to be complete and is qualified in its entirety by reference to the Collateral Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Intercreditor Agreement
The Trustee and the Collateral Agent have joined the Intercreditor Agreement dated as of November 2, 2021, a copy of which was filed as Exhibit 10.6 to the Quarterly Report on Form 10-Q for the three months ended September 30, 2021, dated November 4, 2021, as a second lien representative and a second lien collateral agent with respect to the Notes. Summit Holdings has designated the Notes as additional second lien second lien obligations under such intercreditor agreement, establishing a junior priority lien on the collateral securing the Notes, subject to the first priority lien on assets securing the ABL Facility.
Second Lien Pari Passu Intercreditor Agreement
On November 14, 2022, in connection with the issuance of the Notes, Summit Holdings entered into the Second Lien Pari Passu Intercreditor Agreement (the “Second Lien Intercreditor Agreement”) with Regions Bank, as the second lien representative and collateral agent for the holders of the 2026 Notes, and the Trustee and the Collateral Agent, establishing a pari passu priority lien on the collateral securing the 2026 Notes and the Notes.
The foregoing description of the Second Lien Intercreditor Agreement does not purport to be complete and is qualified in its entirety by reference to the Second Lien Pari Psassue Intercreditor Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
4.1
Indenture, dated as of November 14, 2022, by and among Summit Midstream Holdings, LLC, Summit Midstream Finance Corp., the Guarantors party thereto and Regions Bank, as trustee (including form of the 8.500% Senior Secured Second Lien Notes due 2026).

10.1
Collateral Agreement, dated as of November 14, 2022, by and among Summit Midstream Partners, LP, as a pledgor, Summit Midstream Holdings, LLC and Summit Midstream Finance Corp., as pledgors and grantors, the Subsidiary Guarantors party therein, and Regions Bank, as collateral agent.

10.2
Second Lien Pari Passu Intercreditor Agreement, dated as of November 14, 2022, by and among Regions Bank, as the initial second lien representative and the initial second lien collateral agent for the 2021 indenture claimholders, Regions Bank, as additional initial second lien representative and additional initial second lien collateral agent, Summit Midstream Partners, LP, Summit Midstream Holdings, LLC, Summit Midstream Finance Corp., and the other Grantors party thereto.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Midstream Partners, LP
(Registrant)

		By:	Summit Midstream GP, LLC (its general partner)

Dated:	November 15, 2022	/s/ William J. Mault
William J. Mault, Executive Vice President and Chief Financial Officer
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